EXHIBIT 4.1
                                  ------------

                            SOLANEX MANAGEMENT INC.
                          2004 PERFORMANCE STOCK PLAN

     1.     PURPOSE.  The  purpose  of  this  Plan  is  to  provide  additional
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incentives  to  Employees  and Consultants (as defined in Section 2) of Solanex
Management Inc., and any of its Subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with those corporations and otherwise promoting the success of the business activities of such corporations.

     2.     DEFINITIONS.  As  used  herein,  the  following  definitions  apply:
            -----------

     (a)  "1934  Act"  means  the  Securities  Exchange Act of 1934, as amended.

     (b) "Award" means the grant of a Performance Share under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     (c) "Award Agreement" means a written agreement with respect to an Award between the Employer and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

     (d)  "Board"  means  the  Board  of  Directors  of  the  Employer.

     (e)  "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     (f)  "Common  Stock"  means  the  Employer's  common  stock.

     (g) "Committee" means the Board or the Committee appointed by the Board in accordance with Section 4(a).

     (h) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee; Continuous Status as an Employee will not be considered interrupted in the case of sick leave, military leave, or any other approved leave of absence.

     (i) "Consultant" means any person who is not an employee or officer of Employer who serves as a consultant or advisor of the Employer or any Subsidiary of the Employer that is hereafter organized or acquired by the Employer.

     (j) "Employee" means any person employed by or serving as an employee, officer, director, or consultant of the Employer or any Subsidiary of the Employer that is hereafter organized or acquired by the Employer.

     (k)  "Employer"  means  Solanex  Management  Inc.,  a  Nevada  corporation.

     (l) "Nonemployee Director" has the meaning set forth in Rule 16b-3 under the 1934 Act.

     (m)  "Plan"  means  this  2004  Performance  Stock  Plan.

     (n) "Participant" means any Employee or Consultant of the Employer or its subsidiaries selected by the Committee to participate in the Performance Stock Plan.

     (o)  "Plan"  means  this  Performance  Stock  Plan.


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     (p)  "Performance  Goals"  or  "Targets" means the performance criterion or criteria  established  by  the  Committee,  pursuant  to  Section  6.

     (q) "Performance Period" means that period established by the Committee at the time Performance Shares are granted.

     (r) "Performance Share" means any grant pursuant to Section 6 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares or any combination thereof.

     (s) "Subsidiary" means any bank or other corporation of which not less than fifty percent (50%) of the voting shares are held by the Employer or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Employer or a Subsidiary.


     3.     STOCK  SUBJECT  TO  AWARDS.
            --------------------------

     (a)  Number  of  Shares  Reserved.  The  maximum  number  of  shares  that
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          may  be  optioned  and  sold under the Plan is one million (1,000,000)
          shares of Common Stock of the Employer, subject to adjustment as provided in Section 6(h) and 6(j). During the term of this Plan, the Employer will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan.

     (b)  Expired  Awards.  Common  Stock  related  to Awards that are forfeited
          ----------------
          or otherwise terminated, or are settled in a manner such that all or some of the Shares covered by an Award are not issued to a Participant (other than an exchange for cash or other property of comparable value) shall immediately become available for Awards under this Plan. If an Award is exchanged for cash or other property of comparable value, the Common Stock related to the Award will be deducted from the Shares available for Awards under this Plan.


     4.     ADMINISTRATION  OF  THE  PLAN.
            -----------------------------

     (a)  The  Committee.  The  Plan  is  administered  by  the  Board directly,
          ---------------
          acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least two Board members, all of who must be Nonemployee Directors. All references in the Plan to the "Committee" are to such separate Committee, if any is established, or if none is then in existence, then to the Board as a whole. Once appointed, any such Committee must continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies (however caused). At all times, the Board has the power to remove all members of the Committee and thereafter to directly administer the Plan as a Committee of the whole.

     (b)  Meetings;  Reports.  The  Committee  shall  select  one  of  its
          -------------------
          members as chairman, and hold meetings at such times and places as the chairman or a majority of the Committee may determine. All actions of the Committee must be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting. At least annually, the Committee must present a written report to the Board indicating the persons to whom Options have been granted since the date of the last such report, and in each case the date or dates of Options granted, the number of shares optioned, and the Option price per share.

     (c)  Powers  of  the  Committee.  Subject  to  all  provisions  and
          ---------------------------
          limitations of the Plan, the Committee has the authority and discretion to:

          (1) Determine the persons to whom Awards are to be granted, the times of grant, and the number of shares to be represented by each Award;

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          (2)  Determine  the  price  at  which  Shares  are  granted;

          (3) Determine all other terms and conditions of each Award under the Plan, including specifying the terms and conditions upon which Shares become vested;

          (4)  Modify  or  amend  the  terms  of  any  previously granted Award;

          (5)  Interpret  the  Plan;

          (6) Authorize any person or persons to execute and deliver Award Agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Awards by the Committee;
               and

          (7) Make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions.

     (d)  Final  Authority;  Limitation  of  Liability.  The  Committee's
          ---------------------------------------------
          decisions, determinations and interpretations are final and binding on all persons, including all Participants and any other holders or persons interested in any Awards, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board may be held liable for any action or determination made in good faith with respect to the Plan.

     (e)  Approval  of  Awards  to  Committee  Composed  of  Non-Employee
          --------------------------------------------------------------
          Directors.
          ----------
          Any grant of Awards to a member of a Committee composed of Non-Employee Directors shall be approved of by the full Board of Directors. The full Board of Directors shall then be construed as the Committee for purposes of administering the Plan with respect to such Options.

     5.   ELIGIBILITY;  LIMITATION  OF  RIGHTS.  Shares  may  be  Awarded only
          -------------------------------------
          to Employees whom the Committee, in its discretion, determines to be key Employees. The grant of Awards under the Plan is entirely discretionary with the Committee, and the adoption of the Plan does not confer upon any person any right to receive any Award(s) unless and until granted by the Committee, in its sole discretion. Neither the adoption of the Plan nor the grant of any Awards to any person or Participant will confer any right to continued employment, nor shall the same interfere in any way with that person's right or that of the Employer (or any Subsidiary) to terminate the person's employment at any time.

     6.   AWARD  TERMS;  CONDITIONS.
          --------------------------

     (a)  Awards  under  the  Plan  consist  of  Performance  Shares.
          -----------------------------------------------------------
          Awards of Performance Shares may provide the Participant with dividends or dividend equivalents and voting rights immediately upon grant as the Committee may determine. All Awards under the Plan must be (i) approved in advance by the Committee; and (ii) documented in a written Award Agreement in such form as the Committee approves from time to time. All Award Agreements must comply with, and are subject to the following terms and conditions.

     (b)  Timing  of  Grants;  Payment.  The  Committee  may  grant  an Award of
          -----------------------------
          Performance Shares to Employees and Consultants at any time and in any amount. Performance Goals may be established by the Committee relating to the specific Award. The Performance Shares are convertible into Common Stock (or cash or a combination of Common Stock and cash, as determined by the Award Agreement) and distributed to Participants. Award payments in respect of Performance Shares made in cash rather than the issuance of Common Stock shall not, by reason of such payments in cash, result in additional Shares being available for reissuance pursuant to Section 3(b) hereof.


     (c)  Adjustments.  The  Committee  shall  be authorized to make adjustments
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          in  the method of calculating attainment of Performance Goals, if any,



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          in  recognition  of:  (i)  extraordinary  or non-recurring items; (ii)
          changes in tax laws; (iii) changes in generally accepted accounting principles or changes in accounting policies; (iv) changes related to restructured or discontinued operations; (v) restatement of prior period financial results; and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided, that such adjustment is permitted by
          Section  162(m)  of  the  Code.

     (d)  Additional  Terms  And  Conditions.  The  Committee may, by way of the
          -----------------------------------
          Award Agreement or otherwise, determine the manner of payment of Awards of Performance Shares and other terms, conditions or restrictions, if any, on any Award of Performance Shares, provided they are consistent with the Plan or applicable laws.

     (e)  Deferrals  and  Settlements.  The  Committee  may  require  or  permit
          ----------------------------
          Participants to elect to defer the issuance of Shares or the settlement of Awards in cash as set out in any Award Agreement or under such administrative policies as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     (f)  Termination  of  Employment  or  Services.  Upon  the  termination  of
          ------------------------------------------
          employment of or services by a Participant, any deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award, except that the Committee may, in its discretion, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either: (i) not adverse to such Participant; or (ii) consented to by such Participant.

     (g)  Nontransferability  of Awards. Awards granted under the Plan shall not
          ------------------------------
          be transferable or assignable other than: (i) by will or the laws of descent and distribution; (ii) by gift or other transfer of an Award to any trust or estate in which the original Award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted subject to Rule 16b-3 issued pursuant to the 1934 Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (iii) pursuant to a qualified domestic relations order (as defined by the Code). However, any Award so transferred shall continue to be subject to all the terms and conditions contained in the Award Agreement.

     (h)  Adjustments  upon  Changes  in Capitalization. Subject to any required
          ----------------------------------------------
          action by the shareholders of the Employer, the number of shares of Common Stock covered by each outstanding Award and the number of shares of Common Stock available for grant of additional Shares, must be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Employer; provided, however, that conversion of any convertible securities of the Employer will not be deemed to have been "effected without receipt of consideration."

          Any adjustments as a result of a change in the Employer's capitalization will be made by the Committee, whose determination in that respect is final, binding and conclusive. Except as otherwise expressly provided in this Section 6(h), no Participant shall have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock. Except as otherwise expressly provided in this Section 6(h), any issue by the Employer of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any Award, and no adjustments in Awards shall be made by reason thereof. The grant of Shares under the Plan does not in any way affect the right or power of the Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

     (i)  Conditions  Upon  Issuance  of  Shares.  Shares  of  Common
          --------------------------------------
          Stock may not be issued with respect to an Award under the Plan unless the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, including, applicable federal and state securities laws. As a condition to the Award of Shares, the Employer may require the person receiving Shares to represent and warrant at the time of receipt that the shares of Common Stock are being acquired only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Employer, such a representation is required by any relevant provisions of law.

     (j)  Merger,  Sale  of  Assets,  Etc.  In  the  event  of  the  merger  or
          --------------------------------
          reorganization of the Employer with or into any other corporation, or in the event of a proposed sale of substantially all of the assets of the Employer, or in the event of a proposed dissolution or liquidation of the Employer (collectively, "sale transaction") all outstanding Awards shall be deemed earned. The Committee may, in its discretion, provide that only a portion of an Award will vest and the Participant will have the right to receive that portion of the common stock prior to the consummation of the liquidation or dissolution. All amounts deferred pursuant to Section 6(e) and any accrued interest thereon shall be paid in cash within 10 days of the sale transaction before the date of closing of any sale transaction or such earlier date as the Committee may fix.

     (k)  Tax  Compliance.  The  Employer,  in  its  sole  discretion,  may take
          ----------------
          any actions that it reasonably believes to be required in order to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the issuance of Shares, including, but not limited to: (i) withholding from any Participant a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Employer under applicable tax laws, and (ii) withholding from any form of compensation or other amount due a Participant any amount required to be withheld by Employer under applicable tax laws. Withholding or reporting is considered required for purposes of this Section 6(k) if any tax deduction or other favorable tax treatment available to Employer is conditioned upon such reporting or withholding.

     (l)  Dividends.  Upon  issuance  of  Performance  Shares  earned  under the
          ----------
          Plan, the Employer also shall pay to the Participant an amount equal to the aggregate amount of dividends that the Participant would have received had the Participant been the owner of record of such earned Performance Shares during any Performance Period.

     7.   TERM  OF  THE  PLAN.  The  Plan  is  effective on the date of adoption
          -------------------
          of  the  Plan  by  the  Board. Unless sooner terminated as provided in
          Section 8, the Plan will terminate on the tenth (10th) anniversary of its effective date. Awards may be granted at any time after the effective date and prior to the date of termination of the Plan.

     8.   AMENDMENT;  EARLY  TERMINATION.  The  Board  may  terminate  or  amend
          -------------------------------
          the Plan at any time and in such respects as it deems advisable, although no amendment or termination would affect any previously-granted Awards, which would remain in full force and effect notwithstanding any amendment or termination of the Plan. Shareholder approval of any amendments to the Plan must be obtained whenever required by applicable law(s) or stock market regulations.

     9.   INABILITY  TO  OBTAIN  AUTHORITY.  The  inability  of  the Employer to
          --------------------------------
          obtain authority to issue and sell shares under the Plan from any regulatory body having jurisdiction, which authority is considered by the Employer's counsel to be necessary to the lawful issuance and sale of the shares under the Plan, will relieve the Employer of any liability in respect of the failure to issue or sell those shares.

     10.  SHAREHOLDER APPROVAL. Approval of the Plan by the shareholders of
          ---------------------
          the Employer will be sought only if and when required by applicable law or stock market regulations.



                                  *   *   *   *

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                             CERTIFICATE OF ADOPTION

     I certify that the foregoing Plan was adopted by the Board on the 21st day of July, 2004.


     SOLANEX  MANAGEMENT  INC.

     /s/  Colin  Hall
     ----------------
     Colin  Hall